Exhibit 99.1

Contact:

Robert A. Ramirez, CFO – (305) 375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Third Quarter Results

and Acquisition of Archstone Consulting

•	Q3 revenue of $34.0 million and pro forma EPS of $0.03 in line with guidance

•	Acquisition expands Hackett’s Offerings into Strategy and Operations and Creates Enterprise Performance Management Powerhouse

Miami, FL – November 10, 2009 – The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory firm, today announced its financial results for the third quarter, which ended October 2, 2009. Hackett also announced the acquisition of Archstone Consulting, LLC, (“Archstone”) a leading strategy, operations and CFO advisory consultancy firm, based in Stamford, Connecticut.

Third quarter 2009 revenue was $34.0 million, a 33% decrease from the same period in 2008. Pro forma diluted earnings per share were $0.03 for the third quarter of 2009, as compared to $0.09 in the same period in 2008. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables. GAAP diluted earnings per share were $0.02 for the third quarter of 2009, as compared to $0.11 in the same period in 2008.

At the end of the third quarter of 2009, the Company’s cash balances were $23.8 million, including restricted cash. During the third quarter of 2009, the Company repurchased 391 thousand shares of its common stock at $2.53 per share, for a total cost of approximately $1.0 million. As of the end of the third quarter, approximately $3.5 million remained available under the Company’s share repurchase program.

Under the terms of the Archstone acquisition agreement, Hackett will issue 5.2 million shares of which 1.6 million shares are subject to an earn-out based on revenue achieved in 2010. Additionally, Hackett will issue approximately 950 thousand shares to Archstone executives that will vest over a two to five year period. In conjunction with the acquisition, Hackett plans to reduce the scale of selected lease facilities and incur severance and other acquisition-related expenses, primarily attributed with the integration of the back office infrastructure which will result in a restructuring charge of $3.0 million to $4.0 million. The Archstone acquisition is expected to add $35.0 million to $40.0 million in annualized revenue in 2010 to The Hackett Group and be increasingly accretive as the year progresses starting with Q1.

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“Our focus has been to play offense during this challenging economic period”, stated Ted A. Fernandez, Chairman & CEO of The Hackett Group. “ We have been aggressively looking for alliance and acquisition opportunities that would strongly position our organization for growth as demand re-emerges. By adding a talented group of senior executives and associates who share our values in areas that will significantly broaden and complement our value proposition to clients is exactly what we were looking for.”

Based on the current economic outlook, the Company estimates total revenue for the fourth quarter of 2009 to be in the range of $34.0 million to $36.0 million and estimates pro forma diluted earnings (loss) per share to be in the range of ($0.01) to $0.03. The holiday season will result in an approximate 12% decrease in available billing days which will negatively impact the Company’s fourth quarter results on a sequential basis. The acquisition of Archstone is expected to add $4.0 million to $5.0 million in revenue and be ($0.02) dilutive to pro forma earnings per share in the fourth quarter.

Other Highlights

IQ Solutions Alliance – In mid-October, Hackett announced a strategic alliance with South Africa’s IQ Business Group. The alliance extends Hackett’s global reach to cover South Africa and all of the Sub-Saharan region, and enhance its ability to offer industry-leading benchmarking and business advisory programs to organizations in these markets.

Cash Flow Forecasting Research – Hackett and REL released research done in conjunction with the National Association of Corporate Treasurers showing that four out of five of the world’s largest companies are unable to accurately forecast mid-term cash flow. This uncertainty, when combined with lower revenue, reduced margins, and limited availability of credit and cash from other external sources in many industries, was especially newsworthy.

Fifth Annual European Best Practices Conference – Hackett’s Fifth Annual European Best Practices Conference took place in London October 15-16. The conference, entitled “Survival of the Fittest: How World-Class Companies Weather a Recession and Position for Recovery and Growth,” drew a sell-out crowd from over a dozen countries for presentations by many of the leading companies in Europe. Nearly half of the attendees were C-level executives or vice presidents. Attendees expressed particular satisfaction with the detailed best practices information that was offered, the thought-provoking nature of presentations, and the value of the more than 40 one-on-one briefings hosted by Hackett.

Agility Test Research – Hackett issued new research detailing how the world’s largest companies have for the most part failed in their efforts to reduce the cost of functions such as Finance, IT, HR, and Procurement over the past year, exacerbating the impact of dramatic declines in revenue, profits, and earnings. Hackett’s analysis showed that only one company in four was able to manage their Selling, General, & Administrative costs in line with revenue reductions over the past 12 months.

At 5:00 P.M. ET on Tuesday, November 10, 2009, the senior management of The Hackett Group, Inc. will host a conference call to discuss third quarter earnings results for the period ending October 2, 2009 and the acquisition of Archstone Consulting.

The number for the conference call is (800) 857-9601, [Passcode: Third Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (210) 234-8000.

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Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, November 10, 2009 and will run through 5:00 P.M. ET on Tuesday, November 24, 2009. To access the rebroadcast, please dial (866) 447-7326. For International callers, please dial (203) 369-1159.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, November 10, 2009 and will run through 5:00 P.M. ET on Tuesday, November 24, 2009. To access the call, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group, Inc.

The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory firm, is a leader in best practice advisory, benchmarking, and transformation consulting services, including shared services, offshoring and outsourcing advice. Utilizing best practices and implementation insights from more than 4,000 benchmarking engagements, executives use The Hackett Group’s empirically-based approach to quickly define and implement initiatives to enable world-class performance. Through its REL brand, The Hackett Group offers working capital solutions focused on delivering significant cash flow improvements. Through its Hackett Technology Solutions group, The Hackett Group offers business application consulting services that help maximize returns on IT investments. The Hackett Group has worked with 2,700 major corporations and government agencies, including 97% of the Dow Jones Industrials, 73% of the Fortune 100, 73% of the DAX 30 and 50% of the FTSE 100.

Founded in 1991, The Hackett Group was acquired by Answerthink, Inc. in 1997. Answerthink was renamed The Hackett Group, Inc. in 2008. The Hackett Group has global offices in the United States, Europe and Asia/Pacific.

More information on The Hackett Group is available: by phone at (770) 225-7300; by e-mail at info@thehackettgroup.com; or on the Web at www.thehackettgroup.com.

# # #

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or practices mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in

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expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates as well as other risks detailed in our Company’s Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	October 2, 2009	September 26, 2008	October 2, 2009	September 26, 2008
Revenue:
Revenue before reimbursements	$30,688	$45,450	$98,060	$129,371
Reimbursements	3,315	4,958	10,075	13,975

Total revenue	34,003	50,408	108,135	143,346

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $442 and $251 and $1,531 and $909 of stock compensation expense in the quarters and nine months ended October 2, 2009 and September 26, 2008, respectively)	19,423	24,551	62,078	72,810
Reimbursable expenses	3,315	4,958	10,075	13,975

Total cost of service	22,738	29,509	72,153	86,785
Selling, general and administrative costs (includes $237 and $792 and $560 and $2,178 of stock compensation expense in the quarters and nine months ended October 2, 2009 and September 26, 2008, respectively)	10,475	16,249	34,105	44,268

Total costs and operating expenses	33,213	45,758	106,258	131,053

Income from operations	790	4,650	1,877	12,293
Other income (expense):
Interest income	6	109	42	388
Loss on marketable investments	—	—	(35)	—

Income before income taxes	796	4,759	1,884	12,681
Income tax (benefit) expense	(20)	123	69	253

Net income	$816	$4,636	$1,815	$12,428

Basic net income per common share:
Net income per common share	$0.02	$0.12	$0.05	$0.30
Weighted average common shares outstanding	37,651	40,008	37,996	40,983

Diluted net income per common share:
Net income per common share	$0.02	$0.11	$0.05	$0.30
Weighted average common and common equivalent shares outstanding	38,370	41,571	38,381	42,068

Pro forma data (1):
Income before income taxes	$796	$4,759	$1,884	$12,681
Acquisition-related costs	53	—	53	—
Stock compensation expense	679	1,043	2,091	3,087
Amortization of intangible assets	171	180	503	568

Pro forma income before income taxes	1,699	5,982	4,531	16,336
Pro forma income tax expense	680	2,393	1,812	6,534

Pro forma net income	$1,019	$3,589	$2,719	$9,802

Pro forma basic net income per common share	$0.03	$0.09	$0.07	$0.24
Weighted average common shares outstanding	37,651	40,008	37,996	40,983

Pro forma diluted net income per common share	$0.03	$0.09	$0.07	$0.23
Weighted average common and common equivalent shares outstanding	38,370	41,571	38,381	42,068

(1)	The Company provides pro forma earnings results (which exclude acquisition-related costs, amortization of intangible assets and stock compensation expense, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users’ understanding of the Company’s current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	October 2, 2009	January 2, 2009

ASSETS

Current assets:
Cash and cash equivalents	$23,172	$32,060
Marketable investments	—	1,727
Accounts receivable and unbilled revenue, net	20,204	25,481
Prepaid expenses and other current assets	2,903	3,021

Total current assets	46,279	62,289

Restricted cash	600	600
Property and equipment, net	6,569	5,767
Other assets	938	1,392
Goodwill, net	64,833	63,616

Total assets	$119,219	$133,664

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,655	$3,711
Accrued expenses and other liabilities	20,231	34,277

Total current liabilities	21,886	37,988
Accrued expenses and other liabilities, non-current	984	1,759

Total liabilities	22,870	39,747

Shareholders’ equity	96,349	93,917

Total liabilities and shareholders’ equity	$119,219	$133,664

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The Hackett Group, Inc.

Supplemental Financial Data

(unaudited)

	Quarter Ended
	October 2, 2009	July 3, 2009	September 26, 2008
Revenue Breakdown by Group:
(in thousands)

The Hackett Group:
Benchmarking and Business Transformation (2)	$19,769	$21,388	$29,876
Executive Advisory Programs (3)	3,330	3,208	3,875

Total The Hackett Group	23,099	24,596	33,751

Hackett Technology Solutions (4)	10,904	10,020	16,657

Total Revenue	$34,003	$34,616	$50,408

Revenue Concentration:
(% of total revenue)

Top customer	7%	7%	8%
Top 5 customers	28%	20%	20%
Top 10 customers	40%	31%	31%

Key Metrics and Other Financial Data:

The Hackett Group:
The Hackett Group annualized revenue per professional (in thousands)	$315	$327	$452

Technology Solutions:
Technology Solutions consultant utilization rate	72%	60%	74%
Technology Solutions gross billing rate per hour	$139	$144	$166

Total Company:
Consultant headcount	497	507	566
Total headcount	664	679	747
Days sales outstanding (DSO)	54	57	56
Cash provided by (used in) operating activities (in thousands)	$1,399	$(1,337)	$12,929
Depreciation (in thousands)	$422	$525	$522
Amortization (in thousands)	$171	$172	$180

Share Repurchase Program:
Shares purchased in the quarter (in thousands)	391	163	1,073
Cost of shares repurchased in the quarter (in thousands)	$990	$346	$6,459
Average price per share of shares purchased in the quarter	$2.53	$2.12	$6.02
Remaining authorization (in thousands)	$3,505	$4,495	$4,848

(2)	Comparison of a client’s demand drivers, costs and practices to a peer group in order to empirically identify and define an organization’s ability to improve performance at a process level and to identify and compare business practices utilized by world-class performers. Additionally, strategic consulting support that utilizes Hackett best practice implementation content and tools to enable clients to accelerate transformation to world-class performance.
(3)	Annual or multi-year contracts that provide clients with on-demand access to world-class performance metrics, best practice repository, best practice research forums and conferences, and advice.
(4)	Best Practice Implementation of ERP Software, which is primarily Oracle and SAP, and business performance management solutions, which is primarily EPM Oracle.